        Exhibit 24.2

COCA-COLA ENTERPRISES, INC.
BOARD OF DIRECTORS
MEETING HELD OCTOBER 20, 2014

RESOLUTION APPROVING FORM S-8 REGISTRATION OF DEFERRED COMPENSATION OBLIGATIONS

WHEREAS, the Board previously approved the registration of $10,000,0000 of deferred compensation obligations of Coca-Cola Enterprises Inc. (the “Company”) pursuant to the Coca-Cola Enterprises, Inc. Supplemental Savings Plan and the Coca-Cola Enterprises, Inc. Deferred Compensation Plan for Nonemployee Directors (the “CCE Deferred Compensation Plans”);

WHEREAS, the Board deems it advisable and in the best interest of the Company and its shareholders to register an additional $20,000,000 of deferred compensation obligations (the “Additional Obligations”) for issuance under the CCE Deferred Compensation Plans with the Securities and Exchange Commission (the “SEC”) on a registration statement on Form S-8 (the “Form S-8”);

RESOLVED, that the Company be, and it hereby is, authorized to file the Form S-8 with the SEC in order to register the Additional Obligations under the CCE Deferred Compensation Plans.

FURTHER RESOLVED, that John R. Parker, Jr. and Suzanne N. Forlidas be, and each of them hereby is, authorized, in the name and on behalf of the Company, to act as attorney in fact for any officer of the Company that is required to execute any registration statements and amendments to the registration statements on Form S-8 noted above; and

FURTHER RESOLVED, that John R. Parker, Jr. be, and he hereby is, designated and appointed as the agent for service of the company in all matters related to each such registration statement; and

FURTHER RESOLVED, that any officer of the Company, or such other person or persons as the chief executive officer or his designee may appoint, be, and each of them hereby is, authorized to execute, in the name and on behalf of the Company and under its corporate seal or otherwise, deliver and file any agreement, instrument, certificate or any other document, or any amendment or supplement thereto, and to take any other action that such person may deem appropriate to carry out the intent and purpose of the preceding resolutions and to effect the transactions contemplated thereby.

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